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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of INSpire Insurance Solutions, Inc. (formerly Millers Integrated Claims Resources, Inc. and MiliRisk, Inc.) on Form S-1 of our report dated July 2, 1997 on the consolidated financial statements of Strategic Data Systems, Inc. and subsidiary, appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
July 11, 1997